3453-00-15

AMENDMENT

to the

REINSURANCE AGREEMENT

Effective March 1, 1993

(hereinafter referred to as the “Agreement”)

between

THRIVENT FINANCIAL FOR LUTHERANS

Appleton, Wisconsin

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY, Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective January 1, 2021

I.	REVISION TO TRIVIAL LIMIT

As of the effective date of this Amendment, the Trivial Limit contained in Agreement Exhibit I is hereby revised as follows:

EXHIBIT I

Trivial Limit:                 $5,000

All provisions of the Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Scott Priebe	By:
Name:	Scott Priebe	Name:
Title:	SVP - Chief Actuary	Title:
Date:	4/28/2022	Date:
Location:	Minneapolis, MN	Location:

(881) 3453-00-15	4/20/2021

RGA REINSURANCE COMPANY

By:	/s/ Thomas R. Dlouhy
Name:	Thomas Dlouhy
Title:	Vice President
Date:	April 26, 2022
Location:	Chesterfield, Missouri

(881) 3453-00-15	4/20/2021